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                                                                  EXHIBIT 3.(ii)

                             JOHNSON CONTROLS, INC.

                                     BY-LAWS

                        (As in effect November 14, 2001)




                                    ARTICLE I

                                     OFFICES


         The principal office of the corporation in the State of Wisconsin shall be located in the City of Glendale, County of Milwaukee. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.


                                   ARTICLE II

                                  SHAREHOLDERS


         Section 1. ANNUAL MEETING. The Annual Meeting of the shareholders of the Corporation (an "Annual Meeting") shall be held on the fourth Wednesday in the month of January in each year, at the hour of 2:00 o'clock P.M., or at such other hour or day as may be designated by the Board of Directors. At each Annual Meeting, the shareholders shall elect a number of directors equal to the number of the class whose term expires at the time of such meeting and shall conduct any other business properly brought before the Annual Meeting in accordance with
Article II, Section 13 of the By-Laws. In the event of failure, through oversight or otherwise, to hold the Annual Meeting of shareholders in any year on the date herein provided therefor, the Annual Meeting, upon waiver of notice or upon due notice, may be held at a later date and any election had or business done at such Annual Meeting shall be as valid and effectual as if had or done at the Annual Meeting on the date herein provided. In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment.

         Section 2. SPECIAL MEETINGS.

                  (a) A special meeting of the shareholders of the Corporation (a "Special Meeting") may be called only by (i) the Chairman of the Board, (ii) the President or (iii) the Board of Directors and shall be called by the Chairman of the Board or the President upon the demand, in accordance with this
Section 2, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

                  (b) In order that the Corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date"). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within 10 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within 10 days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their


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duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in paragraph
(a)(ii) of Article II, Section 13 of these By-Laws.

                  (c) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting must be delivered to the Corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (b) of this Section 2), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation's books, of each shareholder signing such demand and the class and number of shares of the Corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within 70 days after the Demand Record Date.

                  (d) The Corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph (c) of this Section 2, the Secretary receives a written agreement signed by each Soliciting Shareholder, pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the Corporation's costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

                  (i) "Affiliate" of any Person shall mean any Person controlling, controlled by or under common control with such first Person.

                  (ii) "Participant" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

                  (iii) "Person" shall mean any individual, firm, corporation, partnership, joint venture association, trust, unincorporated organization or other entity.

                  (iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

                  (v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

                  (vi) "Soliciting Shareholder" shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following Persons:

                           (A) if the number of shareholders signing the demand
                  or demands of meeting delivered to the Corporation pursuant to paragraph (c) of this Section 2 is ten or fewer, each shareholder signing any such demand;

                           (B) if the number of shareholders signing the demand
                  or demands of meeting delivered to the Corporation pursuant to paragraph (c) of this Section 2 is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the Corporation of the documents described in paragraph (c) of this Section 2, had engaged or intended to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the Corporation); or

                           (C) any Affiliate of a Soliciting Shareholder, if a
                  majority of the directors then in office determine, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c)


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                  of this Section 2 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this
                  Section 2 from being evaded.

                  (e) Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the Chairman of the Board, the President or the Board of Directors shall have called such meeting. In the case of any Special Meeting called by the Chairman of the Board or the President upon the demand of shareholders (a "Demand Special Meeting"), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than 70 days after the Meeting Record Date (as defined in Article II, Section 5); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 10 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the special meeting are delivered to the Corporation (the "Delivery Date"), then such meeting shall be held at 2:00 P.M. local time on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Chairman of the Board, the President or the Board of Directors may consider such factors as he or it deems relevant within the good faith exercise of his or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business.

                  (f) The Corporation may engage nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

                  (g) For purposes of these By-Laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

         Section 3. PLACE OF MEETING. The Board of Directors, the Chairman or the President may designate any place, either within or without the State of Wisconsin, as the place of meeting for any Annual Meeting or Special Meeting, or for any postponement thereof, and in case the Board of Directors, the Chairman or the President shall fail or neglect to make such designation, the Secretary shall designate the time and place of such meeting. Any adjourned meeting may be reconvened at any place designated by vote of the Board of Directors or by the Chairman or the President.

         Section 4. NOTICE OF MEETING. The Corporation shall send written or printed notice stating the place, day and hour of any Annual Meeting or Special Meeting not less than 10 days nor more than 70 days before the date of such meeting either personally or by mail to each shareholder of record entitled to vote at such meeting and to other shareholders as may be required by law or by the Restated Articles of Incorporation. In the event of any Demand Special Meeting, such notice of meeting shall be sent not more than 30 days after the Delivery Date. If mailed, such notice of meeting shall be addressed to the shareholder at his address as it appears on the Corporation's record of shareholders. Unless otherwise required by law or the Restated Articles of Incorporation, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called. In the case of any Special Meeting,
(a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the Corporation in accordance with Article II, Section 2 of these By-Laws and (ii) shall contain all of the information required in the notice received by the Corporation in accordance with Article II, Section 13(b)(ii) of these By-Laws.

         Section 5. FIXING OF RECORD DATE. The Board of Directors may fix a future date not less than 10 days and not more than 70 days prior to the date of any Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the "Meeting Record Date"). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Deliver Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The shareholders of record on


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the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the meeting. Except as may be otherwise provided by law, a determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date, which it shall do if the meeting is postponed or adjourned to a date more than 120 days after the date fixed for the original meeting.

         Section 6. SHAREHOLDER LISTS. After a record date has been fixed for a meeting of shareholders, the Secretary or agent having charge of the shareholder record shall prepare a list of the names of all of the shareholders who are entitled to notice of the meeting. The list shall be arranged by class or series of shares and shall show the address of and number of shares held by each shareholder. The corporation shall make the shareholders' list available for inspection by any shareholder, beginning 2 business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders' list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting.

         Section 7. QUORUM; POSTPONEMENTS; ADJOURNMENTS.

                  (a) Except as otherwise provided by law or by the Restated Articles of Incorporation, when specified business is to be voted upon by one or more classes or series of shares entitled to vote as a separate voting group, the holders of shares representing a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for the transaction of such business. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present, for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new Meeting Record Date is or must be set for that adjourned meeting.

                  (b) The Board of Directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date. Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution of shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or pursuant to resolution of the Board of Directors. No notice of the time and place of adjourned meetings need be given except as required by law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 8. PROXIES. At all the meetings of shareholders, a shareholder entitled to vote may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months from the date of its signing unless a different period is expressly provided in the appointment form.

         Section 9. VOTING OF SHARES. Except as otherwise provided by law or by the Articles of Incorporation, holders of Common Stock and holders of Preferred Stock shall be entitled to one vote for each share of each such class held on all questions on which shareholders are entitled to vote, and the holders of Common Stock and the holders of Preferred Stock shall vote together as one class.

         Section 10. ACCEPTANCE OF INSTRUMENTS SHOWING SHAREHOLDER ACTION. If the name signed on a vote, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation may accept the vote, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

                  (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

                  (b) The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, waiver or proxy appointment.


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                  (c) The name signed purports to be that of a receiver or
trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, waiver or proxy appointment.

                  (d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder is presented with respect to the vote, waiver or proxy appointment.

                  (e) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

         Section 11. WAIVER OF NOTICE BY SHAREHOLDERS. A shareholder may waive any notice whatever required to be given to any shareholder of the corporation under the Articles of Incorporation or By-Laws or any provision of law, by a waiver thereof in writing, signed at any time, whether before or after the date and time stated in the notice, by the shareholder entitled to such notice; provided that such waiver shall contain the same information as would have been required to be included in such notice under any applicable provisions of Chapter 180, Wisconsin Statutes, except the time and place of meeting, and shall be delivered to the corporation for inclusion in the corporate records. A shareholder's attendance at a meeting, in person or by proxy, waives objection to the following: (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         Section 12. VALIDITY OF PROXIES, ETC. The Corporation or its authorized officers, agents or other representatives may reject a vote, waiver, proxy appointment, request to fix a Demand Record Date or demand for a Special Meeting if the Secretary or other duly authorized officer or agent of the Corporation, acting in good faith, has reasonable basis for doubt about the validity of the signature or signatures on it, about the signatory's authority to sign for the shareholder or about any other matter affecting the validity of such vote, waiver, proxy appointment, request or demand.

         Section 13. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATION OF DIRECTORS.

                  (a) Annual Meetings of Shareholders.

                           (i) Nominations of persons for election to the Board
                  of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an Annual Meeting (A) pursuant to the Corporation's notice of meeting,
                  (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this By-Law, is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 13.

                           (ii) To be timely, a shareholder's notice shall be
                  received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 45 days nor more than 75 days prior to the month and day in the current year corresponding to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the fourth Wednesday in the month of January, notice by the shareholder to be timely must be so received not earlier than the 90th day prior to the date of such Annual Meeting and not later than the close of business on the later of (x) the 60th day prior to such Annual Meeting and (y) the 10th day following the day on which the public announcement of the date of such meeting is first made.

                           (iii) Notwithstanding anything in the second sentence
                  of paragraph (a)(ii) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the fourth Tuesday in the month of January, a shareholder's notice required by this Section 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of Shareholders. Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to shareholders pursuant to Article II, Section 4 of the By-Laws. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 13. Any shareholder desiring to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice to be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than 90 days prior to such Special Meeting and not later than the close of business on the later of (x) the 60th day prior to such Special Meeting and (y) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on the Corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made; (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder or beneficial owner or owners; (C) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (D) the name and residence address of the person or persons to be nominated, (E) a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder, (F) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (G) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected.

                  (c) General.

                           (i) Only persons who are nominated in accordance with
                  the procedures set forth in this Section 13 shall be eligible to serve as directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective proposal shall be disregarded.

                           (ii) For purposes of this Section 13, "public
                  announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (iii) Notwithstanding the foregoing provisions of
                  this Section 13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to limit the Corporation's obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

         Section 14. CONDUCT OF MEETING. The Chairman of the Board of Directors, and in his absence (or if no person then holds such office), the President, and in his absence, any officer or director designated by the President, and in his absence, a Vice President in the order provided under Section 6 of Article IV of the By-Laws, and in their absence, any person chosen by the shareholders present shall call any Annual Meeting or Special Meeting to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.


                                   ARTICLE III

                               BOARD OF DIRECTORS


         Section 1. NUMBER AND TENURE QUALIFICATIONS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of a Board of eleven directors divided into three classes, to consist of two classes with four members each, and one class of three members each, and the term of office of one class shall expire at each annual meeting. At each annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his death or until he shall resign or shall have been removed from office. Any director may be removed from office by shareholders prior to the expiration of his or her term, but only (i) at a special meeting called for the purpose of removing the director, (ii) by the affirmative vote of the number of outstanding shares set forth in the Restated Articles of Incorporation and (iii) for cause as hereinafter defined; provided, however, that, if the Board of Directors, by resolution adopted by the Requisite Vote (as hereinafter defined), shall have recommended removal of a director, then the shareholders may remove such director without cause by the vote referred to above. As used herein, "cause" shall exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction, where such conviction is no longer subject to direct appeal, or has been adjudged liable for actions or omissions in the performance of his or her duty to the Corporation in a matter which has a materially adverse effect on the business of the Corporation, where such adjudication is no longer subject to appeal. As used herein, the term "Requisite Vote" shall mean the affirmative vote of at least two-thirds of the directors then in office plus one director. A director may resign at any time by delivering written notice to the chairperson of the Board of Directors or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Any action by the Board of Directors, other than pursuant to a Requisite Vote, or shareholders eliminating the requirement to establish cause for the removal of a director shall not operate to eliminate such requirement with respect to any director incumbent at the time of such action. The Board of Directors, at the regular meeting thereof held immediately after the annual meeting of shareholders, may elect one of its members to act as its Chairman until his successor is elected or his prior death, resignation or removal; and such Chairman shall, when present, preside at all meetings of the Board of Directors and perform all such other duties as may be prescribed by the Board from time to time.

         Section 2. REGULAR MEETINGS. A regular meeting of the Board of Directors of the Corporation shall be held without notice other than this By-Law immediately after, and at the same place as the annual meeting of the shareholders and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place either within or without the State of Wisconsin for the holding of additional regular meetings without notice other than such resolution.

         Section 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Chief Executive Officer, Secretary, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place, either within or without the State of Wisconsin, for the holding of any special meeting of the Board of Directors called by them.

         Section 4. NOTICE. Notice of any special meeting shall be given at least six hours previously thereto orally or in writing to each director at his business address; provided that if notice is given by mail or private carrier only, it shall be given at least forty-eight hours prior to such meeting. Whenever any notice whatever is required to be given to any director of the corporation under the Articles of Incorporation or By-Laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the director entitled to such notice and retained by the corporation, shall be deemed equivalent to the giving of such notice. The attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 5. QUORUM. Except as otherwise provided by law or by the Articles of Incorporation or these By-Laws a majority of the number of directors fixed by Section 1 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Notwithstanding the foregoing, if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than by announcement at the meeting if the adjournment shall be to the following day, but if the meeting shall be adjourned to a date later than the following day, notice of such adjourned meeting shall be duly given to each director not less than six hours before the time set for such adjourned meeting; provided that if notice is given by mail or private carrier only, it shall be given not less than forty-eight hours before the time set for such adjourned meeting.

         Section 6. MANNER OF ACTING. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Incorporation or these By-Laws.

         Section 7. VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by any of the following: (i) the shareholders, (ii) the Board of Directors or (iii) if the directors remaining in office constitute fewer than a quorum of the Board, the directors, by the affirmative vote of a majority of all directors remaining in office; provided, however, that if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. Any director elected pursuant to this Section 7 shall serve until the next election of the class of which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

         Section 8. COMPENSATION. The Board of Directors, irrespective of any personal interest of any of its members, may establish compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

         Section 9. PRESUMPTION OF ASSENT. A director of the corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken assents to the action taken unless any of the following occurs: (i) the director objects at the beginning of the meeting or promptly upon his or her arrival to the holding of the meeting or transacting business at the meeting; (ii) minutes of the meeting are prepared and the director's dissent from the action taken is entered in those minutes; or (iii) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

         Section 10. COMMITTEES. The Board of Directors by resolution approved by a majority of all the directors in office when the action is taken (if a quorum of the directors is present and acting) may designate one or more committees, including an executive committee, each committee to consist of two or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the authority of the Board of Directors in the management of the business and affairs of the corporation, except that a committee may not do any of the following: (i) authorize distributions; (ii) approve or propose to shareholders action that Chapter 180, Wisconsin Statutes, requires be approved by shareholders; (iii) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members, on any of its committees; (iv) amend the corporation's Articles of Incorporation; (v) adopt, amend or repeal By-Laws; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the corporation to do so within limits prescribed by the Board of Directors. Unless otherwise provided by the Board of Directors, members of a committee shall serve at the pleasure of the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chief Executive Officer or upon request by the chairman of such meeting. Subject to any provision of law and these By-Laws, each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

         Section 11. INFORMAL ACTION WITHOUT MEETING. Any action required or permitted by the Articles of Incorporation or By-Laws or any provision of law to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by all members of the Board, and the action is evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation.

         Section 12. TELEPHONIC MEETINGS. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these By-Laws, the Board of Directors (and any committees thereof) may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all participating directors may simultaneously hear each other during the meeting, including a conference telephone call. If a meeting is conducted through the use of such means, all participating directors shall be informed that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. If action is to be taken at any meeting held by such means on (i) a plan of merger or share exchange; (ii) a sale, lease, exchange or other disposition of substantial property or assets of the corporation; (iii) a voluntary dissolution or the revocation of voluntary dissolution proceedings; or (iv) a filing for bankruptcy, then the identity of each director participating in such meeting must be verified by the disclosure of each such director's social security number to the chairman of the meeting or in such other manner as such chairman deems reasonable under the circumstances before a vote may be taken on any of the foregoing matters. For purposes of the preceding clause (ii), the phrase "substantial property or assets" shall mean property or assets of the corporation having a net book value on the date of such meeting equal to 10% or more of the net book value of all of the consolidated property and assets of the corporation on and as of the close of the fiscal year last ended prior to the date of such meeting. Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the Chairman of the Board (or chairman of the committee) determines, in his or her discretion, to be inappropriate under the circumstances for action at a meeting held by such means, such determination to be made and announced in the notice of such meeting.


                                   ARTICLE IV

                                    OFFICERS


         Section 1. NUMBER. The principal officers of the corporation shall be a Chairman of the Board of Directors (said office to exist at such times as the Board of Directors shall deem advisable), a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors or, to the extent authorized by the Board of Directors or by these By-Laws, by a duly appointed officer of the Corporation. Any two or more offices may be held by the same person. The Chairman of the Board, if any, and the President shall be chosen from among the Board of Directors; the other officers need not be directors.

         Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. RESIGNATION. An officer may resign at any time by delivering written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date.

         Section 4. REMOVAL. The Board of Directors may remove any officer and, unless restricted by the By-Laws or by the Board of Directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not itself create contract rights.

         Section 5. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties, and compensation and to delegate authority to them. He shall also have authority to appoint one or more Assistant Secretaries of the Corporation from time to time for limited purposes, which he shall do by giving the Secretary notice of any such appointment. Such agents, employees and officers shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors, and, except as otherwise provided by law or the Board of Directors, he may authorize any

Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or by the Executive Committee from time to time. In the absence of the Chairman of the Board, or the event of his death, inability or refusal to act, the President shall preside at meetings of the shareholders and of the Board of Directors.

         Section 6. THE VICE PRESIDENTS. Any Vice President may sign deeds, mortgages, stock certificates, contracts and other instruments in the absence of the President and the execution of any instrument by any Vice President shall be conclusive evidence of the absence of the President at the time of execution of such instrument. The Vice Presidents shall perform such duties as usually devolve upon such office and as may from time to time be assigned to them by the Board of Directors or by the Executive Committee or by the Chief Executive Officer.

         At the request of the President, or in his absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board of Directors or Executive Committee or Chairman of the Board) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

         Section 7. THE SECRETARY. The Secretary shall: (a) keep as permanent records any of the following that has been prepared: minutes of the shareholders' and of the Board of Directors' meetings; records of actions taken by the shareholders or the Board of Directors without a meeting; and records of actions taken by a committee of the Board of Directors in place of the Board of Directors and on behalf of the Corporation; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;
(c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) maintain or cause an authorized agent to maintain a record of the corporation's shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the Chairman or the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the Chief Executive Officer or by the Board of Directors.

         Section 8. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. Subject to the review of and approval by the Chief Financial Officer of all acts affecting his duties and responsibilities as Treasurer, he shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; (b) maintain appropriate accounting records for the Corporation; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Chief Executive Officer or by the Board of Directors.

         Section 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize and as these By-Laws or the Board of Directors may from time to time authorize a duly appointed officer to appoint. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer or the Board of Directors.

         Section 10. OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

         Section 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                                    ARTICLE V

                             CONTRACTS LOANS, CHECKS
                                  AND DEPOSITS


         Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

         Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         Section 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of the Board of Directors.


                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER


         Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation or a facsimile thereof. Such signatures upon a certificate may be facsimiles if the certificate is countersigned by the transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         Section 2. UNCERTIFIED SHARES. The Board of Directors hereby authorizes the issuance of any shares of its classes or series without certificates to the full extent that the Secretary of the corporation determines that such issuance is allowed by applicable law and rules of the New York Stock Exchange, any such determination to be conclusively evidenced by the delivery to the corporation's transfer agent and registrar by the Secretary of a certificate referring to this bylaw and providing instructions of the Secretary to the transfer agent and registrar to issue any such shares without certificates in accordance with applicable law. In any event, the foregoing authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation.

         Section 3. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation and on surrender for cancellation of the certificate for such shares if such shares are represented by certificates. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

         The Board of Directors may appoint a registrar and/or transfer agent for any stock of the corporation and may provide that all certificates of stock issued be countersigned by such registrar and/or transfer agent.

         Section 4. STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.


                                  ARTICLE VII

                                      SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the words "JOHNSON CONTROLS, INC., MILWAUKEE, WIS." Around the circumference, and the words, "CORPORATE SEAL" in the center.


                                  ARTICLE VIII

                                   AMENDMENTS


         Section 1. AMENDMENT BY SHAREHOLDERS. The affirmative vote of shareholders possessing at least four-fifths of the voting power of the then outstanding shares of all classes of stock of the Corporation generally possessing voting rights in elections for directors, considered for this purpose as one class (subject to the rights of holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation), shall be required to amend, alter, change or repeal Sections 4 and 13 of Article II of these By-Laws; Sections 1 and 7 of Article III of these By-Laws; Section 2 of Article VIII of these By-Laws; and this Section, or any provision of any of the foregoing. Subject to the foregoing and to any other restriction contained in any specific By-Law, these By-Laws or any provision hereof may be altered, amended or repealed by vote of the holders of a majority interest of the stock of the corporation present or represented at a meeting of the shareholders, annual or special (at which a quorum shall be present), where the proposed action is properly brought before the meeting.

         Section 2. AMENDMENT BY DIRECTORS. A Requisite Vote, as defined in
Section 1 of Article III of these By-Laws, shall be required to amend, alter, change or repeal Sections 4 and 13 of Article II of these By-Laws; Sections 1 and 7 of Article III of these By-Laws; Section 1 of Article VIII of these By-Laws; and this Section, or any provision of any of the foregoing. Subject to the foregoing, to action by the shareholders prohibiting the exercise of such power generally or in particular instances and to any restriction contained in any Specific By-Law, the Board of Directors may alter, amend, or repeal these By-Laws or any provision hereof or may enact additional By-Laws by a vote of the majority of the whole Board at any meeting of the Board.

         By-Laws altered, amended, repealed or enacted by the directors under the power hereby conferred may be altered or repealed by the shareholders at any annual meeting or at any special meeting thereof.


                                   ARTICLE IX

                                     NOTICES

         Except as otherwise required by law or these By-Laws, any notice required to be given by these By-Laws may be given orally or in writing, and notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. Except where these By-Laws require a notice to be delivered to or received by the recipient of the notice, written notice required to be given by these By-Laws is effective, if communicated (i) by mail, when deposited in the United States, if mailed postpaid and correctly addressed, (ii) by private carrier, when delivered to the carrier, and (iii) by telegram, when the telegram is delivered to the telegraph company.